The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286


March 28, 2008

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary Shares
evidenced by the American Depositary Receipts for
Ordinary Shares, Series B  of Sociedad Quimica y
Minera de Chile S.A. (F-6 File No.:   33-67156)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New
York, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in the number of Sociedad Quimica y Minera de Chile S.A., Series B
Ordinary Shares represented by one American
Depositary Share (the Ratio) from one (1) ADS represents 10 Series B Ordinary Shares to one (1)
ADS represents one (1) Series B Ordinary Share.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the
Prospectus consists of the ADR certificate for Sociedad Quimica y Minera de Chile S.A., Series B.
The Prospectus has been revised to reflect the new
Ratio, and has been overstamped with:

Effective March 28, 2008, One (1) ADR equals One
(1) Series B Ordinary Share.

Attached to this letter is a copy of a letter from Sociedad Quimica y Minera de Chile S.A., to The
Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or comments at (212) 815 4244.

Sincerely,


Sandra Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bnymellon.com
675934-1